UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 26, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 26, 2008, The Children’s Place Retail Stores, Inc. (the “Company”) provided notice (the “Notice”) that it is discontinuing the Guaranty and Commitment, dated as of November 21, 2004, by the Company and Hoop Holdings, LLC in favor of Hoop Retail Stores, LLC and Hoop Canada, Inc. (as successors to The Disney Store, LLC and The Disney Store (Canada) Ltd.) and TDS Franchising, LLC (“TDSF”), an affiliate of Disney Enterprises, Inc. (together with its affiliates, “Disney”) (as amended, modified and supplemented from time to time, the “Guaranty and Commitment”), as further described below in Item 2.04. The Company anticipates that such Notice will terminate some but not all of its obligations under the Guaranty and Commitment. See the Company’s Annual Report on Form 10-K for the year ended February 3, 2007, filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2007, for a brief description of the terms and conditions of the Guaranty and Commitment. A copy of the Guaranty and Commitment is filed with the SEC as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended October 30, 2004.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

(a)

On March 26, 2008, Hoop Holdings, LLC, Hoop Retail Stores, LLC and Hoop Canada Holdings, Inc. each filed a voluntarily petition for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “US Bankruptcy Court”) (Case Nos. 08-10544, 08-10545, and 08-10546, respectively), and Hoop Canada, Inc. expects to file for protection pursuant to the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commericial List) (“Canadian Bankruptcy Court”). Each of the foregoing entities are collectively referred to herein as the “Hoop Entities” and are subsidiaries of the Company; Hoop Retail Stores, LLC and Hoop Canada, Inc. are collectively referred to herein as “Hoop.” The Hoop Entities currently manage, and will continue to manage, their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the US Bankruptcy Court or Canadian Bankruptcy Court, as applicable, and in accordance with the applicable provisions of the Bankruptcy Code or the CCAA, as applicable.

As a result of the filing of the bankruptcy cases (the “Filings”), Hoop’s obligations under various agreements may be accelerated. Further, the Notice that the Company is discontinuing the Guaranty and Commitment will constitute an event of default under such agreement. The Filings also constituted an event of default under the Guaranty and Commitment. As previously disclosed, under the Guaranty and Commitment, the Company agreed to guarantee Hoop’s royalty payments and other obligations to TDSF, subject to a maximum guaranty liability of $25 million, plus expenses. Additionally, the Company made an initial investment of $50 million in Hoop and agreed to invest, under certain conditions, up to an additional $50 million to ensure Hoop’s ability to pay its obligations under its license agreement with TDSF and to fund Hoop’s operating losses. As of March 26, 2008, the Company has funded at least $8.25 million of this additional $50 million capital commitment to Hoop. This event of default may give rise to various claims under the Guaranty and Commitment by Disney or trigger other obligations under agreements to which the Company is a party that, if enforced, could include the payment of substantial amounts.

In addition, the bankruptcy proceedings may give rise to other material obligations of the Company and exit costs as described below.

Item 8.01 Other Events.

As described above, on March 26, 2008 (the “Petition Date”), each of the Hoop Entities (other than Hoop Canada, Inc.) filed a bankruptcy case in the US Bankruptcy Court, and Hoop Canada, Inc. expects to file a bankruptcy case in Canadian Bankruptcy Court. In connection with the filings, Hoop intends to pursue the transfer of a substantial portion of the Disney Store North America (“DSNA”) business and assets to Disney (the “Private Sale), subject to court approval. In connection with the proposed Private Sale, the Hoop Entities filed, or expect to file in Canada, motions for orders that grant authority to sell their assets to Disney pursuant to section 363 of the Bankruptcy Code (and a similar provision under the CCAA) and that request the courts to set a hearing date for the proposed Private Sale.

The proposed Private Sale would be subject to the satisfaction of certain conditions, including approval of the US Bankruptcy Court and Canadian Bankruptcy Court, and would be targeted for completion by April 30, 2008. The Company continues to expect the pre-tax cash costs to exit the DSNA business to be within the previously stated range of $50 million to $100 million, payable over a period of time, including estimated severance and other employee costs for the Company’s employees servicing Hoop, legal and other costs the Company may incur during the Hoop Entities’ bankruptcy cases, as well as claims that might be asserted against the Company in the bankruptcy proceedings.

In the event of a transfer of all or a portion of the DSNA business to Disney during the ongoing bankruptcy proceedings and subject to the satisfaction of other conditions, the Company would be released from liabilities and claims that have been or might be asserted by Disney, including those described above in Item 2.04.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As a result of the Filings, outstanding indebtedness, in the amount of approximately $10.4 million, under the Loan and Security Agreement, dated November 21, 2004, among Wells Fargo Retail Finance, LLC (“Wells Fargo”), The Disney Store, LLC and Hoop Retail Stores, LLC (as amended, modified and supplemented from time to time, the “Hoop Credit Facility”) will be frozen and capped as of the Petition Date. In order to fund the bankruptcy proceedings and all projected working capital needs of Hoop and subject to US Bankruptcy Court approval, Wells Fargo and Hoop Retail Stores, LLC entered into a Debtor-In-Possession Loan and Security Agreement, dated March 26, 2008, consisting of a $35 million revolving credit facility, $30 million of which will be available on an interim basis (the “DIP Credit Facility”). In addition, all letters of credit issued under the Hoop Credit Facility shall be deemed by the US Bankruptcy Court to be issued under the DIP Credit Facility.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its reports on Forms 10-K and 10-Q. Risks and uncertainties relating to the exit of the DSNA business, including the risk that the proposed transaction with Disney may not be approved or may not occur, the risk that any plan or reorganization may not be approved, the risk that claims may be asserted against the Company or its subsidiaries other than the Hoop Entities, whether or not such claims have any merit, and that the Company will need to devote substantial resources to defend such claims, the risk that Disney may bring litigation against the Company and assert various claims under the Guaranty and Commitment and other agreements relating to the Company's operation of the DSNA business, the risk that the Company may not be able to access, if necessary, additional sources of liquidity or obtain financing on commercially reasonable terms or at all, as well as risks and uncertainties relating to other elements of the Company’s strategic review, could cause actual results, events and performance, including aggregate estimated exit costs, to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release issued by the Company dated March 26, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2008	THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Susan J. Riley
Name: Susan J. Riley
Title: Executive Vice President, Finance and Administration